As filed with the Securities and Exchange Commission
                             on October 2, 1997

                                           Registration No. 333-
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                   --------------------------------------
                                  FORM S-8
                           Registration Statement
                                    under
                         The Securities Act of 1933
                   --------------------------------------

                          CSB FINANCIAL GROUP, INC.
           (Exact name of registrant as specified in its charter)

              DELAWARE                     37-1336338
   (State or other jurisdiction of         (I.R.S. employer
   incorporation or organization)          identification no.)

                           200 South Poplar Street
                          Centralia, Illinois 62801
        (Address of principal executive offices, including zip code)
              CSB FINANCIAL GROUP, INC. MANAGEMENT DEVELOPMENT
            AND RECOGNITION PLAN AND TRUST AGREEMENT, AS AMENDED
                          (Full title of the plan)

                              K. GARY REYNOLDS
                                  PRESIDENT
                          CSB FINANCIAL GROUP, INC.
                           200 SOUTH POPLAR STREET
                          CENTRALIA, ILLINOIS 62801
                   (Name and address of agent for service)

                               (618) 532-1918
        (Telephone number, including area code, of agent for service)

                               With a copy to:
                            Christopher J. Zinski
                            Schiff Hardin & Waite
                              7200 Sears Tower
                           Chicago, Illinois 60606
                               (312) 258-5548

                         ---------------------------
                       CALCULATION OF REGISTRATION FEE

                                       Proposed      Proposed
                           Amount       maximum      maximum
     Title of Securities    to be    offering price  aggregate       Amount of
      to be Registered   registered    per share   offering price   registration
                                         (1)           (1)               (1)

    Common Stock, par
    value $.01 per share   20,700      $12.375       $256,163          $78.00

   (1) Estimated on the basis of $12.375, the average of the bid and the asked price as quoted on the NASDAQ "Small-Cap" Market on September 26, 1997, pursuant to Rule 457(h).


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Items 3 through 7; Item 9.

        Pursuant to Section E of the General Instructions to Form S-8, the contents of the registration statement on Form S-8 (File No. 333-10621) filed by the Registrant with the Securities and Exchange Commission on August 22, 1996 registering 41,400 shares of its Common Stock, $.01 par value per share, issuable pursuant to the CSB Financial Group, Inc. Management Development and Recognition Plan and Trust Agreement, are hereby incorporated by reference.

        All information required in this Registration Statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the registration statement of the Registrant on Form S-8 (File No. 333-10621), which is incorporated herein by reference.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith are set forth in the Exhibit Index filed as part of this registration statement on page II-4 hereof.


                                 SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
   S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centralia, State of Illinois, on August 8, 1997.

                                      CSB FINANCIAL GROUP, INC.
                                           (Registrant)


                                      By: /s/ K. Gary Reynolds
                                         ------------------------------
                                           K. Gary Reynolds
                                           President and Chief Executive
                                           Officer

                              POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints K. Gary Reynolds, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                        Date
        ---------                     -----                        ----


    /s/ K. Gary Reynolds         President, Chief Executive     July 31, 1997
   -------------------------     Officer and Director
        K. Gary Reynolds         (Principal Executive Officer,
                                 Principal Financial Officer and
                                 Principal Accounting Officer)


    /s/ Wesley N. Breze          Director                       July 31, 1997
   -------------------------
        Wesley N. Breze


















    /s/ A. John Byrne                 Director             July 31, 1997
    ----------------------
        A. John Byrne


    /s/ Michael Donnewald             Director            July 31, 1997
   ------------------------
        Michael Donnewald


    /s/ Larry M. Irvin                Director            July 31, 1997
   ------------------------
        Larry M. Irvin


    /s/ W. Harold Monken              Director            July 31, 1997
   ------------------------
        W. Harold Monken












































                                EXHIBIT INDEX
   EXHIBIT
   NUMBER                       DESCRIPTION                         PAGE NO.
   ------                        -----------                        --------
   5                     Opinion of Schiff Hardin &                    4
                         Waite.

   23.1                  Consent of Larsson, Woodyard & Henson, LLP.   5

   23.2                  Consent of McGladrey & Pullen, LLP.           6

   23.3                  Consent of Schiff Hardin &                    -
                         Waite (contained in their
                         opinion filed as Exhibit 5).

   24                    Powers of Attorney (contained                 -
                         on the signature pages
                         hereto).











































